Exhibit 99.1

Digimarc Reports First Quarter 2026 Financial Results

Beaverton, Ore. – May 12, 2026 – Digimarc Corporation (NASDAQ: DMRC) reported financial results for the first quarter ended March 31, 2026.

“Digimarc is capitalizing on the convergence of key trends driving increased demand for our solutions, positioning ourselves to benefit from the relentless advance of AI," said Riley McCormack, Digimarc CEO. "In Q1 2026, we made significant progress against our strategy of building the trust layer for the modern world while delivering a 9% sequential increase in ending ARR(1) and expanding our subscription gross profit margin(2) 400 basis points year-over year."

First Quarter 2026 Financial Results

Subscription revenue for the first quarter of 2026 was $4.4 million compared to $5.3 million for the first quarter of 2025. The decrease reflects $1.5 million lower subscription revenue from the expiration of two commercial contracts in 2025, partially offset by an increase from new and existing commercial contracts.

Service revenue for the first quarter of 2026 was $3.2 million compared to $4.1 million for the first quarter of 2025. The decrease primarily reflects $0.5 million of lower commercial service revenue from HolyGrail 2.0 recycling projects, as that work was previously completed.

Total revenue for the first quarter of 2026 was $7.6 million compared to $9.4 million for the first quarter of 2025.

ARR(1) as of March 31, 2026 was $15.0 million compared to $20.0 million as of March 31, 2025. The decrease primarily reflects the expiration of two commercial contracts, one in April 2025 that accounted for a total of $3.7 million of ARR and the other in October 2025 that accounted for $3.1 million of ARR, partially offset by $1.8 million of net increases to ARR from new and existing commercial contracts.

Gross profit margin for the first quarter of 2026 was 60% compared to 65% for the first quarter of 2025. Subscription gross profit margin(2) increased to 90% from 86% and service gross profit margin(2) decreased to 57% from 65% for the first quarter of 2026 compared to the first quarter of 2025.

Non-GAAP gross profit margin for the first quarter of 2026 was 83% compared to 81% for the first quarter of 2025.

Operating expenses for the first quarter of 2026 were $11.7 million compared to $18.2 million for the first quarter of 2025. The decrease primarily reflects $4.2 million of lower cash compensation costs largely due to lower headcount and $3.2 million of lower cash severance costs resulting from the reduction in force in the first quarter of 2025, partially offset by $1.0 million of legal costs associated with the corporate reorganization.

Non-GAAP operating expenses for the first quarter of 2026 were $8.1 million compared to $16.5 million for the first quarter of 2025.

Net loss for the first quarter of 2026 was $7.0 million or ($0.32) per diluted share compared to $11.7 million or ($0.55) per diluted share for the first quarter of 2025.

Non-GAAP net loss for the first quarter of 2026 was $1.6 million or ($0.07) per diluted share compared to $8.5 million or ($0.40) per diluted share for the first quarter of 2025.

At March 31, 2026, cash, cash equivalents and marketable securities totaled $10.0 million compared to $12.9 million at December 31, 2025. Free cash flow usage for the first quarter of 2026 was $2.0 million compared to $5.6 million for the first quarter of 2025.

(1) Annual Recurring Revenue (ARR) is a company performance metric calculated as the aggregation of annualized subscription fees from all of our commercial contracts as of the measurement date.

(2) Cost of revenue, Gross profit and Gross profit margin for Subscription and Service excludes amortization expense on acquired intangible assets.

Conference Call

Digimarc will hold a conference call today (Tuesday, May 12, 2026) to discuss these financial results and to provide a business update. CEO Riley McCormack and CFO Charles Beck will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s prepared remarks.

The conference call and investor presentation will be broadcast live and available for replay here and in the investor section of the company’s website. The conference call script and investor presentation will also be posted to the company’s website shortly before the call.

For those who wish to call in via telephone to ask a question, please dial the number below at least five minutes before the scheduled start time. We encourage you to also login to the live broadcast so you can follow along with the investor presentation.

Toll Free number: 877-407-0832

International number: 201-689-8433

Conference ID number: 13754826

Company Contact:

Charles Beck

Chief Financial Officer
Charles.Beck@digimarc.com

+1 503-469-4721

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About Digimarc

Digimarc Corporation (NASDAQ: DMRC) is building the trust layer for the modern world. As AI accelerates how we produce, share, and interact with the world, the risks of fraud, counterfeiting, and misinformation are growing exponentially. Our innovative, highly scalable, and ultra-secure solutions make it possible for consumers, businesses, and intelligent systems to instantly verify what's real, protect what matters, and transact with confidence. Digimarc's solutions for loss prevention, authentication, and digital are built to counter the speed and sophistication of today's AI-enabled threats. Trusted by the world's central banks to deter the counterfeiting of global currency, we exist to protect truth in every interaction, spanning both the physical and digital worlds. Learn more at Digimarc.com.

Forward-Looking Statements

Except for historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements identified by terminology such as “will,” “should,” "may," “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management’s opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and regulatory factors. More detailed information about risk factors that may affect actual results are outlined in the company’s Form 10-K for the year ended December 31, 2025, and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Non-GAAP Financial Measures

This release contains the following non-GAAP financial measures: Non-GAAP gross profit, Non-GAAP gross profit margin, Non-GAAP operating expenses, Non-GAAP net loss, Non-GAAP net loss per diluted share, and free cash flow. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. These non-GAAP financial measures are an important measure of our operating performance because they allow management, investors and analysts to evaluate and assess our core operating results from period-to-period after removing non-cash and non-recurring activities that affect comparability. Our management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparisons.

Digimarc believes that providing these non-GAAP financial measures, together with the reconciliation to GAAP, helps management and investors make comparisons between us and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measures and the corresponding GAAP measures provided by each company under applicable SEC rules. These non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of its consolidated historical operating results, investors should examine Digimarc’s non-GAAP financial measures in conjunction with its historical GAAP financial information, and investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.  Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to, GAAP financial measures. Non-GAAP financial measures may not be indicative of the historical operating results of the Company nor are they intended to be predictive of potential future results.

Digimarc Corporation

Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Revenue:
Subscription	$4,369	$5,314
Service	3,210	4,054
Total revenue	7,579	9,368
Cost of revenue:
Subscription (2)	456	744
Service (2)	1,378	1,407
Amortization expense on acquired intangible assets	1,208	1,132
Total cost of revenue	3,042	3,283
Gross profit:
Subscription (2)	3,913	4,570
Service (2)	1,832	2,647
Amortization expense on acquired intangible assets	(1,208)	(1,132)
Total gross profit	4,537	6,085
Gross profit margin:
Subscription (2)	90%	86%
Service (2)	57%	65%
Total	60%	65%

Operating expenses:
Sales and marketing	2,082	5,078
Research, development and engineering	3,747	7,634
General and administrative	5,555	5,181
Amortization expense on acquired intangible assets	289	271
Total operating expenses	11,673	18,164

Operating loss	(7,136)	(12,079)
Other income, net	171	369
Loss before income taxes	(6,965)	(11,710)
Provision for income taxes	(1)	(20)
Net loss	$(6,966)	$(11,730)

Net loss per share:
Net loss per share — basic	$(0.32)	$(0.55)
Net loss per share — diluted	$(0.32)	$(0.55)
Weighted average shares outstanding — basic	22,008	21,521
Weighted average shares outstanding — diluted	22,008	21,521

Digimarc Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
GAAP gross profit	$4,537	$6,085
Amortization of acquired intangible assets	1,208	1,132
Amortization and write-off of other intangible assets (3)	207	220
Stock-based compensation	347	137
Non-GAAP gross profit	$6,299	$7,574
Non-GAAP gross profit margin	83%	81%

GAAP operating expenses	$11,673	$18,164
Depreciation and write-off of property and equipment	(154)	(146)
Amortization of acquired intangible assets	(289)	(271)
Amortization and write-off of other intangible assets	(121)	(59)
Amortization of lease right of use assets under operating leases	(117)	(98)
Stock-based compensation	(1,662)	(1,123)
Corporate reorganization expenses	(1,223)	—
Non-GAAP operating expenses	$8,107	$16,467

GAAP net loss	$(6,966)	$(11,730)
Total adjustments to gross profit	1,762	1,489
Total adjustments to operating expenses	3,566	1,697
Non-GAAP net loss	$(1,638)	$(8,544)

GAAP net loss per diluted share	$(0.32)	$(0.55)
Non-GAAP net loss	$(1,638)	$(8,544)
Non-GAAP net loss per diluted share	$(0.07)	$(0.40)

Free cash flow
Cash flows from operating activities	$(1,847)	$(5,486)
Purchase of property and equipment	(44)	(55)
Capitalized patent costs	(77)	(88)
Free cash flow	$(1,968)	$(5,629)

(3)

In the second quarter of fiscal 2025, management updated its definition of Non-GAAP gross profit to adjust for the amortization of patent maintenance costs. The related amortization expense for the three months ended March 31, 2026 and 2025 is now reflected in “amortization and write-off of other intangible assets” above to calculate Non-GAAP gross profit, Non-GAAP net loss and Non-GAAP net loss per diluted share.

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	March 31,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$8,818	$9,820
Marketable securities	1,145	3,046
Trade accounts receivable, net	7,092	6,513
Other current assets	1,988	1,961
Total current assets	19,043	21,340
Property and equipment, net	989	1,104
Intangibles, net	15,244	17,045
Goodwill	8,923	9,056
Lease right of use assets	3,121	3,238
Other assets	1,190	1,175
Total assets	$48,510	$52,958

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$6,004	$4,359
Deferred revenue	4,227	3,993
Total current liabilities	10,231	8,352
Long-term lease liabilities	4,073	4,314
Other long-term liabilities	140	63
Total liabilities	14,444	12,729

Shareholders’ equity:
Preferred stock	50	50
Common stock	22	22
Additional paid-in capital	425,789	424,665
Accumulated deficit	(390,053)	(383,087)
Accumulated other comprehensive loss	(1,742)	(1,421)
Total shareholders’ equity	34,066	40,229
Total liabilities and shareholders’ equity	$48,510	$52,958

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(6,966)	$(11,730)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and write-off of property and equipment	154	146
Amortization of acquired intangible assets	1,497	1,403
Amortization and write-off of other intangible assets	328	193
Amortization of lease right of use assets under operating leases	117	98
Stock-based compensation	2,009	1,260
Increase (decrease) in allowance for doubtful accounts	21	—
Changes in operating assets and liabilities:
Trade accounts receivable	(566)	(149)
Other current assets	(44)	1,331
Other assets	(44)	(105)
Accounts payable and other accrued liabilities	1,624	1,549
Deferred revenue	231	689
Lease liability and other long-term liabilities	(208)	(171)
Net cash provided by (used in) operating activities	(1,847)	(5,486)

Cash flows from investing activities:
Purchase of property and equipment	(44)	(55)
Capitalized patent costs	(77)	(88)
Proceeds from maturities of marketable securities	2,128	6,564
Purchases of marketable securities	(227)	(2,864)
Net cash provided by (used in) investing activities	1,780	3,557

Cash flows from financing activities:
Purchase of common stock	(885)	(1,545)
Repayment of loans	(3)	(15)
Net cash provided by (used in) financing activities	(888)	(1,560)
Effect of exchange rate on cash	(47)	26
Net increase (decrease) in cash and cash equivalents	$(1,002)	$(3,463)

Cash, cash equivalents and marketable securities at beginning of period	$12,866	$28,730
Cash, cash equivalents and marketable securities at end of period	9,963	21,567
Net increase (decrease) in cash, cash equivalents and marketable securities	$(2,903)	$(7,163)

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